UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 27, 2015

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

                           Seattle, WA 98101

(Address of principal executive offices and zip code)

                              (800) 977-5255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2015, GrowLife, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Securities Purchase Agreement and related agreements (the “Amended and Restated Transaction Documents”) with an accredited investor (the “Purchaser”) whereby the Company agreed to sell, and the Purchaser agreed to purchase $350,000 of senior secured convertible, redeemable debentures (the “Debentures”).  The Company and Purchaser previously entered into a Securities Purchase Agreement dated as of April 30, 2015 and effective as of July 9, 2015 to purchase up to $3,000,000 in Debentures. To date, the Company has sold $1,050,000 in Debentures to Purchaser and up to $1,950,000 in Debentures remains for sale by the Company.  The closing of the transaction occurred on October 27, 2015.

The Amended and Restated Transaction Documents amend, restate, replace and supersede the original Transaction Documents filed in connection with the Company’s Current Report on Form 8-K dated July 16, 2015.

Amended and Restated Securities Purchase Agreement

As set forth above, the Company entered into the Amended and Restated Securities Purchase Agreement on October 27, 2015 with the Purchaser whereby the Purchaser agreed to purchase $350,000 of the Debentures.

In addition, in consideration for advisory services provided by Purchaser to the Company prior to the closing (the “Second Closing Advisory Fee”), the Company paid to Purchaser a fee by issuing to Purchaser 150,000 Series B Preferred Stock valued at $1,500,000 and convertible into common stock of the Company.

Purchaser was also granted 51 shares of Series C Preferred Stock as further security for the Company’s completion of post-closing obligations under the Amended and Restated Transaction Documents as further discussed below.

Series B Preferred Stock Designation

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series B Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended.

The Series B Preferred Stock has authorized 150,000 shares with a stated value equal to $10.00 per share. Dividends payable to other classes of stock are restricted until repayment of the aggregate value of Series B Preferred Stock. Upon liquidation or dissolution of the Company, Series B Preferred Stock has no priority or preference with respect to distributions of any assets of the Company.  The Series B Preferred Stock is convertible into common stock by dividing the stated value of the shares being converted by 100% of the average of the five (5) lowest closing bid prices for the common stock during the ten (10) consecutive trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

The Purchaser was issued 150,000 shares of Series B Preferred Stock.  However, in no event will Purchaser be entitled to hold in excess of 4.99% of the outstanding shares of common stock of the Company.

Series C Preferred Stock Designation

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series C Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended, and the issuance of 51 shares of Series C Preferred Stock. These shares only have voting rights in the event of a default by the Company under the Amended and Restated Transaction Documents.

The Series C Preferred Stock Designation authorizes 51 shares of Series C Preferred Stock. Series C Preferred Stock is not entitled to dividend or liquidation rights and is not convertible into common stock of the Company.

In the event of a default under the Amended and Restated Transaction Documents, each share of Series C Preferred Stock shall have voting votes equal to 0.019607 multiplied by the total issued and outstanding common stock and preferred stock eligible to vote divided by .49 minus the numerator.  For example, if the total issued and outstanding common stock eligible to vote is 5,000,000, the voting rights of one share of Series C Preferred Stock shall be equal to 102,036 (e.g. ((0.019607 x 5,000,000/0.49) – (0.019607 x 5,000,000) = 102,036).

Amended and Restated Senior Secured, Convertible, Redeemable Debenture

In connection with the Amended and Restated Securities Purchase Agreement, the Company, on October 27, 2015, also entered into the Amended and Restated Debenture which was amended to increase the balance of the original Debenture from $700,000 to $1,050,000 as a result of the additional $350,000 advanced.

The foregoing descriptions of the Amended and Restated Securities Purchase Agreement, Debenture, Series B Preferred Stock Designation and Series C Preferred Stock Designation and related documentation are qualified in their entirety by reference to the full text of the Amended and Restated Transaction Documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Transaction were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2015, Anthony Ciabattoni and Jeff Giarraputo resigned as directors of the Company.  Mr. Ciabattoni’s and Giarraputo’s departures are not the result of any disagreement with the Company or the Board of Directors on any matter relating to the Company’s operations, policies or practices.

Concurrently, on October 27, 2015, the Board of Directors appointed Brad Fretti, Tara Antal and Michael E. Fasci as members of the Board of Directors.

Mr. Fasci is a 30 year veteran in the finance sector having served as an officer and director of many public and private companies.  He is a seasoned operator across various industries and has served in both CEO and CFO capacities for both growth and turnaround situations. Mike began his career as a field engineer and then manager of various remediation filtration and environmental monitoring projects globally before focusing his efforts on the daily operations, accounting and financial reporting and SEC compliance of the numerous companies he has served.  Mike resides in East Taunton, Massachusetts and studied Electrical Engineering at Northeastern University and maintains his qualification as an Enrolled Agent of the Internal Revenue Service.

Ms. Antal is Vice President Corporate Development at TCA Fund Management Group.  Prior to joining TCA in 2012, Ms. Antal developed a range of experiences in different areas of finance including accounting, real estate and financial services in both South and Central Florida. Her responsibilities have extended to strategic analysis, company audits, short-sale process management on the real estate side and as a consultant, analysis and presentation at the board of director level. Ms. Antal brings her considerable range of skills to plan and execute corporate objectives. Ms. Antal earned both her undergraduate degree in Finance as well as her Master’s in Business Administration from the University of Central Florida.

Mr. Fretti is a Credit Analyst at TCA Fund Management Group.  Prior to joining TCA Fund Management Group as Credit Analyst, Mr. Fretti developed a range of experiences in finance, sales, marketing, and investment research. These responsibilities extended to research and presentation in areas such as master limited partnerships, oil and gas royalties, and real estate investment trusts. Mr. Fretti joined TCA for analysis and due diligence of target companies as well as ongoing monitoring of the investments. He earned a degree economics and finance from Florida Southern College and is currently in the process of earning the Chartered Financial Analyst (CFA) designation.

The newly appointed directors were approved by the Board of Directors.  Per the Amended and Restated Securities Purchase Agreement, the Company shall not appoint any members of the Board of Directors or remove any current members of the Board of Directors without Purchaser’s written approval, which approval may be withheld or conditioned in Purchaser’s sole and absolute discretion.  There are no family relationships between the newly appointed directors and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between the newly appointed directors and the Company.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Securities Purchase Agreement, dated October 27, 2015, entered into by and among GrowLife, Inc., its subsidiaries, and Purchaser.

10.2	Amended and Restated Senior Secured, Convertible, Redeemable Debenture, dated October 27, 2015, entered into by and between GrowLife, Inc. and Purchaser.

10.3	Certificate of Designation for Series B Preferred Stock.

10.4	Certificate of Designation for Series C Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: October 29, 2015	By:	/s/ Marco Hegyi
Marco Hegyi
President